                                                                      EXHIBIT 11



             STATEMENT RE COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                 (IN THOUSANDS)



                                                                  Period from
                                                                 March 24, 1995      Two
                                             Quarter Ended         (inception)     Quarters
                                         --------------------       through         Ended
                                           July 9,   July 14,        July 9,       July 14,
                                            1995        1996          1995           1996
                                         -------     --------      ---------       ---------
Primary earnings per share:
Weighted average number of shares
 outstanding                               7,935      18,140          7,882          12,309
Incremental shares pursuant to Staff
 Accounting Bulletin No. 83                1,744       2,230          1,744           1,952
                                          ------     -------        -------         -------
Adjusted primary weighted average
 number of common and equivalent
 shares outstanding                        9,679      20,370          9,626          14,261
                                          ======     =======        =======         =======
Fully diluted earnings per share:
Weighted average number of shares
 outstanding                               7,935      18,140          7,882          12,309
Incremental shares pursuant to Staff
 Accounting Bulletin No. 83                1,744       2,230          1,744           1,952
                                          ------     -------        -------         -------
Adjusted fully diluted weighted average
 number of common and equivalent
 shares outstanding                        9,679      20,370          9,626          14,261
                                          ======     =======        =======         =======




